UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2008

New Horizons Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One W. Elm Street, Suite 125 Conshohocken, PA		19428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   484-567-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm:

On June 11, 2008, New Horizons Worldwide, Inc. (“the Company”) dismissed Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as the Company’s independent registered public accounting firm.

The audit reports of Squar Milner on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Squar Milner’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 contained a separate paragraph stating that:

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007.  Also, as discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

During the fiscal years ended December 31, 2007 and 2006 and the subsequent interim period ended June 11, 2008, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Squar Milner, would have caused Squar Milner to make reference to the subject matter of the disagreement(s) in connection with any of its reports.

During the two most recently completed fiscal years and through June 11, 2008, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Squar Milner with the disclosure included in this Current Report on Form 8-K and has requested Squar Milner to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not it agrees with this disclosure.  Upon receipt of Squar Milner’s response letter, the Company will file it with the Commission under cover of Form 8-K/A within two business days of receipt.  In no case will the Company file Squar Milner’s response letter with the Commission any later than ten business days after the filing of this Current Report on Form 8-K.

(b) Appointment of new independent registered public accounting firm:

On June 11, 2008, the Company approved the engagement of McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.  The engagement of McGladrey is subject to the completion of client acceptance procedures by, and the execution of an engagement letter with, McGladrey.

During the two most recently completed fiscal years and through June 11, 2008, the Company did not consult with McGladrey regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a “disagreement” or a “reportable event” as provided in Item 304(a)(2)(ii) of Regulation S-K.

Both the dismissal of Squar Milner disclosed above and the engagement of McGladrey were approved by the Audit Committee of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

June 17, 2008	By:	/s/ Charles J. Mallon

Name: Charles J. Mallon
Title: Executive Vice President and Chief Financial Officer